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                                                  EXHIBIT 23


                           REPORT OF INDEPENDENT ACCOUNTANTS
                             FINANCIAL STATEMENT SCHEDULE


To the Board of Directors and Shareholders of American United Global, Inc.

Our audits of the consolidated financial statements referred to in our report dated November 8, 1996 appearing on page F-2 of this Annual Report on Form 10-K also included an audit of the Financial Statement Schedule listed in Item 8 of this Form 10-K. In our opinion, this Financial Statement
Schedule presents fairly, in all material respects, the information set forth therein when read in conjunctin with the related consolidated financial statements.




PRICE WATERHOUSE LLP
Portland, Oregon
November 8, 1996